AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of July 28, 1995 (this "Agreement"), by and among Aristo International Corporation, a Delaware corporation ("Parent"), BAIC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), Borta, Inc., a Virginia corporation (the "Merging Corporation"), Ron Borta ("Borta"), Leslie Davis ("Davis") and each of the shareholders of the Merging Corporation listed on
Schedule 3.02 hereto (Borta, Davis and each such shareholder being referred to herein individually as a "Seller" and collectively as the "Sellers").

                              W I T N E S S E T H :

                  WHEREAS, the Boards of Directors of each of the Parent, the Purchaser and the Merging Corporation have determined that it is in the best interests of such respective corporations to cause the Merging Corporation to merge with and into the Purchaser, upon the terms and provisions and subject to the conditions hereinafter set forth; and

                  WHEREAS, the Parent, being the sole stockholder of the Purchaser, and the Sellers, being the owners of all of the issued and outstanding shares of capital stock of the Merging Corporation, have agreed to vote in favor of the Merger.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01. THE MERGER. Subject to the terms and conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Virginia Stock Corporation Act (the "VSCA"), at the Effective Time (as defined in Section 1.03 below), the Merging Corporation shall be merged with and into the Purchaser. Upon the Effective Time, the separate corporate existence of the Merging Corporation shall cease, and the Purchaser shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall continue under the name "Borta, Inc.".

                  SECTION 1.02 TIME AND PLACE OF CLOSING. Unless this Agreement shall have been terminated pursuant to Section 9.01 below and subject to the satisfaction or waiver of the conditions set forth set forth in Article VII, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) following satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036 at 10:00 a.m. local time, or at such other time, place and/or date as to which the parties shall agree.

                  SECTION 1.03 EFFECTIVE TIME OF THE MERGER. As soon as practicable after the satisfaction or waiver of the conditions set forth in
Article VII, the parties shall cause the Merger to be consummated by filing (i) a properly executed certificate of merger in the form annexed hereto as Exhibit 1.03(a) with the Secretary of State of the State of Delaware, as provided in the DGCL, and (ii) a properly executed certificate of merger in the form annexed hereto as Exhibit 1.03(b) with the State Corporation Commission of the Commonwealth of Virginia, as provided in the VSCA, as soon as practicable on or after the Closing Date. The Merger shall become effective upon the later of the filing of the certificate of merger by the Department of State of the State of Delaware and the filing of the certificate of merger by the Secretary of State of the Commonwealth of Virginia or at such later time thereafter as is provided in such certificates of merger (the "Effective Time")

                  SECTION 1.04 EFFECTS OF THE MERGER. The Merger shall have the effects provided by applicable law, including (without limitation) the provisions of the DGCL and the VSCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the properties, rights, privileges, immumities, powers and franchises of the Merging Corporation and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Merging Corporation and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.05 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. (a) From and after the Effective Time the Board of Directors of the Surviving Corporation shall (a) be set at five members and (b) consist of the following individuals:

                                    Shmuel Cohen
                                    Yael Cohen
                                    Joseph Ettinger
                                    Ron Borta
                                    Leslie Davis

Such individuals shall serve as directors until the successors of such directors shall have been duly elected or appointed or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws. In the event of the death, resignation or removal of any of such individuals, the Parent shall be entitled to designate the successors for the three directorships held by Shmuel Cohen, Yael Cohen and Joseph Ettinger and, for so long as Borta and Davis are employed by the Surviving Corporation, Borta shall be entitled to designate the successor for the directorship held by him and Davis shall be entitled to designate the successor for the directorship held by her. In the event that Borta and/or Davis is no longer employed by the Surviving Corporation, the Parent shall be entitled to designate the successors to Borta and/or Davis. The directors of the Merging Corporation immediately preceding the Merger shall be, and hereby are, removed as directors of the Merging Corporation at the Effective Time.

                  (b) From and after the Effective Time the following persons shall be, and hereby are, elected as the officers of the Surviving Corporation, with corresponding positions:

        Officer                                   Title
        -------                                   -----
      Shmuel Cohen                       Chairman of the Board
      Ron Borta                          President
      Leslie Davis                       Chief Operating Officer
      Tony Burger                        Chief Financial Officer and Secretary

Such individuals shall serve as officers in the capacity as indicated until the successors of such officers shall have been duly elected or appointed or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws. The officers of the Merging Corporation immediately preceding the Merger shall be, and hereby are, removed as officers of the Merging Corporation at the Effective Time.

                  SECTION 1.06 CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) At the Effective Time, the Certificate of Incorporation of the Purchaser as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, which shall have been amended and restated in substantially the same form as set forth in Exhibit 1.06(a) hereto, and shall continue as such until thereafter duly amended in accordance with applicable law.

                  (b) The By-Laws of the Purchaser, as in effect at the Effective Time, shall by the By-Laws of the Surviving Corporation and shall continue as such until thereafter duly amended as provided by applicable law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

                  SECTION 1.07 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of shares of common stock, no par value, of the Merging Corporation (the "Merging Corporation Common Stock"), or the holders of the shares of the common stock, par value $.001 per share, of the Purchaser (the "Purchaser Common Stock"):

                   (a) Common Stock of Purchaser. Each share of Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation, which shall be all of the issued and outstanding capital stock of the Surviving Corporation.

                  (b) Conversion of Merging Corporation Common Stock. All shares of the Merging Corporation Common Stock which are issued and outstanding immediately prior to the Merger shall be converted into the right to receive that number of shares of the common stock, par value $.001 per share (the "Parent Common Stock"), of the Parent which, on the Closing Date, has an aggregate market value of $10,000,000 (the aggregate number of such shares of Parent Common Stock being referred to herein as the "Aggregate Merger Consideration"); provided, however, that in no event shall the number of shares of Parent Common Stock issuable pursuant hereto exceed 2,000,000. The aggregate number of shares of Parent Common Stock that each share of Merging Corporation Common Stock shall be convertible into the right to receive pursuant hereto shall be determined by dividing (i) the aggregate number of shares of Parent Common Stock which comprise the Aggregate Merger Consideration by (ii) 25,000 (the aggregate number of issued and outstanding shares of Merging Corporation Common Stock on the Effective Date).

                  As of the Effective Date, all such shares of Merging Corporation Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Aggregate Merger Consideration upon the surrender of such certificates in accordance with Section 1.08 below.

                  SECTION 1.08 SURRENDER AND EXCHANGE OF CERTIFICATES. (a) At the Closing, the Sellers shall surrender to the Parent all certificates and other instruments evidencing all of the shares of Merging Corporation Common Stock owned by each such Seller. In exchange therefor, the Parent shall deliver to such Seller the shares of Parent Common Stock that each such Seller is entitled to receive pursuant to Section 1.07(b) above.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         As an inducement to the Parent and the Purchaser to enter into this Agreement, the Sellers, jointly and severally, hereby represent and warrant to the Parent and the Purchaser as follows:

                  SECTION 2.01. AUTHORITY OF SELLERS. Each of the Sellers has the full legal right, power, capacity and authority to enter into this Agreement and to carry out his or her obligations hereunder. This Agreement has been duly executed and delivered by each Seller, and this Agreement constitutes a legal, valid and binding obligation of each Seller enforceable against each in accordance with its terms.

                  SECTION 2.02. OWNERSHIP OF SHARES. Each Seller owns beneficially and of record, free and clear of all encumbrances, the number of shares of Merging Corporation Common Stock set forth opposite each such Seller's name on Schedule 3.02 hereto.

                  SECTION 2.03. NO REGISTRATION. Each Seller acknowledges and understands that the shares of Parent Common Stock to be issued in accordance with the terms of the Merger will not be registered under the Securities Act of 1933, as amended (the "Act") in reliance upon an exemption therefrom for non-public or limited offerings. The Sellers acknowledge and understand that the shares of Parent Common Stock to be received pursuant to the Merger must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act or an exemption from such registration is available at that time.

                  SECTION 2.04 TRANSFER RESTRICTIONS. Each Seller acknowledges, understands and agrees that the following restrictions and limitations are applicable to the shares of Parent Common Stock: (a) The following legend will be placed on any certificate(s) or other document(s) evidencing the shares of Purchaser Common Stock:

               "The securities represented by this certificate have not been registered and may not be transferred unless (A) the stockholder wishing to transfer such securities provides an opinion of counsel reasonably concurred in by counsel for Aristo International Corporation (the "Company") stating that the proposed transfer of the Company's securities is exempt from the registration provisions of all applicable federal and state securities laws; or (B) said securities have been registered pursuant to the Securities Act of 1933, as amended."

                             (b) Stop transfer instructions have been or will be
placed on any certificates or other documents evidencing the shares of Parent Common Stock so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
                      MERGING CORPORATION, BORTA AND DAVIS

                             As an inducement to the Parent and the Purchaser to
enter into this Agreement, the Merging Corporation, Borta and Davis, jointly and severally, hereby represent and warrant to the Parent and the Purchaser as follows:

                 SECTION 3.01. ORGANIZATION, AUTHORITY AND QUALIFICATION OF THE COMPANY. The Merging Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Merging Corporation is not licensed or qualified to do business in any other jurisdiction, and the operation of the Merging Corporation's business does not require that the Merging Corporation be licensed or qualified to do business in any other jurisdiction. All corporate actions taken by the Merging Corporation have been duly authorized and the Merging Corporation has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or by-laws. True and correct copies of the Certificate of Incorporation and by-laws of the Merging Corporation, each as in effect on the date hereof, have been delivered by the Merging Corporation to the Parent.

                  SECTION 3.02. CAPITAL STOCK OF THE MERGING CORPORATION; OWNERSHIP OF THE SHARES. (a) The authorized capital stock of the Merging Corporation consists of 25,000 shares of common stock, no par value. As of the date hereof, 25,000 shares of Merging Corporation Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Merging Corporation Common Stock was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Merging Corporation or obligating any of the Sellers or the Merging Corporation to issue or sell any shares of capital stock of, other interest in, the Merging Corporation. There are no outstanding contractual obligations of the Merging Corporation to repurchase, redeem or otherwise acquire any shares of Merging Corporation Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of Merging Corporation Common Stock.

                    (b) Schedule 3.02 hereto accurately sets forth: (i) the name and address of each person owning shares of Merging Corporation Common Stock and
(ii) the certificate number of each certificate evidencing shares of Merging Corporation Common Stock, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellations, the date of cancellation.

                  SECTION 3.03. NO SUBSIDIARIES. There are no corporations, partnerships, joint ventures, associations or other entities in which the Merging Corporation owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same or which is controlled by the Merging Corporation directly or indirectly through one or more intermediaries.

                  SECTION 3.04. CORPORATE BOOKS AND RECORDS. All accounts, books, ledgers and other records material to the business of the Merging Corporation of whatsoever kind have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they give and reflect a true and fair view of the financial position of the Merging Corporation. Complete and accurate copies of the minute books of the Merging Corporation have been provided by the Merging Corporation to the Parent.

                  SECTION  3.05.  NO CONFLICT.   Except as set forth on Schedule
3.05 hereto, neither the Merging Corporation nor any of the Sellers are subject to, or a party to, any charter, by-law, mortgage, lien, agreement, contract or instrument, or to any material lease, permit, law, rule, ordinance, regulation, order, judgment or decree, or any other material restriction of any kind or character, which has a material adverse effect on the business of the Merging Corporation or any of its assets or properties, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by the Sellers or the Merging Corporation with the terms, conditions and provisions of this Agreement or any other agreement entered into by the Sellers or the Merging Corporation in connection with the transactions contemplated hereby, or the continued operation of the business of the Merging Corporation after the date hereof or after the Closing Date on substantially the same basis as heretofore operated. Except as set forth on Schedule 3.05 hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Merging Corporation, (ii) violate or result in the breach of any of the terms of, result in a material modification of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which the Merging Corporation or any of its assets or properties, or any of the Sellers, may be bound or subject, (iii) to the best knowledge of the Merging Corporation, Borta or Davis, violate any order, writ, judgment, injunction, award or decree of any court, arbitrator, or governmental or regulatory body against, or binding upon, any Seller or the Merging Corporation or any of its assets; or (iv) to the best knowledge of the Merging Corporation, Borta or Davis violate any statute, law or regulation of any jurisdiction.

                  SECTION 3.06. CONSENTS AND APPROVALS. Except for the required approval of the Merger by the Sellers, as set forth on Schedule 3.06 or as previously obtained, no consent or approval of, other action by, or notice to, any governmental body or agency (domestic or foreign), or any third party is required in connection with the execution and delivery by the Sellers or the Merging Corporation of this Agreement or the consummation of the transactions contemplated hereby.

                  SECTION 3.07. FINANCIAL STATEMENTS; CONDUCT IN THE ORDINARY COURSE AND ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS. (a) The Merging Corporation has heretofore furnished the Parent with unaudited balance sheets of the Merging Corporation and the predecessor of the Merging Corporation, Borta Associates (the "Predecessor"), for each of the years ended December 31, 1994, 1993 and 1992 and the related unaudited statements of income, retained earnings and changes in financial position for the years then ended, including notes thereto, as well as the unaudited balance sheet of the Merging Corporation as at May 31, 1995 and the related unaudited statement of income, retained earnings and changes in financial position for the five months then ended, including notes thereto (collectively, the "Unaudited Financial Statements"). Such Unaudited Financial Statements, including the footnotes thereto, are true and correct and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated. The Unaudited Financial

Statements fairly and accurately present the financial condition and results of operations of the Merging Corporation and the Predecessor as of the respective dates thereof. The Unaudited Financial Statements reflect all claims against and all debts and liabilities of the Merging Corporation and the Predecessor, fixed or contingent, required to be shown thereon under generally accepted accounting principles. The Merging Corporation has caused the Unaudited Financial Statements to be audited (as so audited, the "Audited Financial Statements") by Yount, Hyde & Barbour, P.C. of Sterling, Virginia, independent public accountant acceptable to the Parent (the "Auditor"), and has delivered such Audited Financial Statements to the Parent on or prior to the date hereof.

                  (b) Since May 31, 1995, there have been no material adverse changes in the assets or liabilities, or in the condition, financial or otherwise, or in the results of operations, or in the prospects of the Merging Corporation, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm condemnation or act of God or other public force or otherwise, and, to the best knowledge, information and belief of the Merging Corporation, Borta and Davis, no fact or condition exists which might cause such a material adverse change in the future. Since May 31, 1995, the business of the Merging Corporation has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, since May 31, 1995, the Merging Corporation has not:

                    (i) permitted or allowed any of the assets or properties (whether tangible or intangible) of the Merging Corporation to be subject to any lien or encumbrance;

                    (ii) made  any  change   in  any  method  of  accounting  or
                    accounting practice, principle or policy used by the Merging Corporation, other than such changes required by U.S. GAAP;

                    (iii) amended, terminated, canceled, or compromised any material claims of the Merging Corporation or waived any other rights of substantial value to the Merging Corporation;

                    (iv) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed, other than in the ordinary course of business consistent with past practice;

                    (v) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Merging Corporation;

                    (vi) redeemed any of the capital stock or declared, made or paid any dividends, distributions, bonuses or fees (whether in cash, securities or property) to the holders of shares of Merging Corporation Common Stock;

                    (vii) made any capital expenditures or commitment for any capital expenditure in excess of $35,000 in the aggregate;

                    (viii) made any material changes in the customary methods of operations of the Merging Corporation; or

                    (ix) except with respect to clause (vii) above, incurred any indebtedness in excess of $12,000 in the aggregate.

                SECTION 3.08 MATERIAL CONTRACTS. Schedule 3.08 contains a list and brief description of all Material Contracts (as defined below) to which the Merging Corporation is a party. True and complete copies of each of the Material Contracts, with all amendments, modifications and supplements thereto to the date hereof, have previously been furnished by the Merging Corporation to the Parent or its representatives. With respect to the Material Contracts: each of such Material Contracts is valid, subsisting and in full force and effect and the Merging Corporation is not in breach or violation of any of the terms, conditions or provisions of any of such Material Contracts, and to the best knowledge of the Merging Corporation no third party to any of the Material
Contracts is in breach or violation of any of the terms, conditions or provisions thereof; and the Merging Corporation has not transferred or subordinated any of its rights or interests in any of the Material Contracts, and such rights and interests are subject to no liens or other encumbrances.

                    As used in this Section 3.08, "Material Contracts" means all material agreements, leases, licenses, contracts or commitments (whether oral or written) to which the Merging Corporation is a party, including, without limitation, (1) powers of attorney, (2) credit agreements, loan agreements, note purchase agreements, security agreements, mortgages, trust deeds, trust indentures, notes, letters of credit and other agreements and instruments relating to the borrowing of money or the extension of credit (other than ordinary course extensions of credit payable within 30 days in connection with credit cards and arrangements with vendors), (3) bonds, fidelity or surety contracts, guarantees or similar obligations, (4) consulting agreements and agreements  or contracts  for the  rendering of  professional  services with any officer, employee, director, shareholder, professional person or firm, independent contractor or advertising firm or agency, (5) secrecy or non-disclosure agreements, (6) employment, consulting, pension, profit sharing, retirement, severance, matching gift, bonus, stock option, employee stock ownership, employee or officer incentive, health or welfare, or other compensation or employee benefit plans, contracts, agreements or arrangements,
(7)  contracts  or  collective  bargaining  agreements  with any labor  union or representative of employees, (8) leases of real and personal property, (9) commitments or contracts relating to political contributions or donations, (10) agreements restricting dividends or distributions or the right to conduct business, (11) distribution, sourcing, marketing, sales representative, agency or territorial agreements, (12) royalty, franchise or license agreements or other similar agreements pursuant to which, among other things, another party has the right to manufacture, sell or distribute products of the Merging Corporation or products that use or incorporate  any item of  Intellectual  Property  (as such  term is  defined  in
Section 3.22) of the Merging Corporation, or pursuant to which the Merging Corporation has the right to manufacture, sell or distribute products of another party or products that use or incorporate any item of Intellectual Property of another party, (13) joint venture and partnership agreements, (14) any contract, agreement or commitment containing any covenant materially limiting the freedom of the Merging Corporation to do business or compete in any line of business or with any person or in any area, (15) agreements or contracts granting or agreeing to grant any person sourcing, marketing, distribution or similar rights and (16) all other contracts, agreements, sales orders, purchase orders, supply contracts, requirements contracts, advertising agreements, customer service agreements, asset purchase agreements, stock purchase agreements, merger agreements, acquisition agreements, tax sharing agreements, future purchase commitments or other obligations which involve an amount in excess of twenty-five thousand Dollars ($25,000) individually or require performance over a period in excess of twelve (12) months and either have a remaining term of more than thirty (30) days from the Closing Date or are not cancelable without penalty of less than ten thousand Dollars ($10,000).

                  SECTION  3.09.  NO   UNDISCLOSED  LIABILITIES.  There  are  no
material liabilities of the Merging Corporation other than liabilities (i) reflected or reserved against in the Financial Statements, (ii) disclosed on
Schedule 3.09 hereto or (iii) incurred since the date of this Agreement in the ordinary course of business, consistent with past practice, of the Merging Corporation and which do not and are not reasonably likely to have a material adverse effect on the Merging Corporation.

                   SECTION 3.10.  INDEBTEDNESS,  GUARANTIES,  LIABILITIES,  ETC.
Schedule  3.10  contains a complete and accurate list of all direct and indirect
(i) indebtedness of the Merging Corporation for borrowed money (including commitments, lines of credit and other credit availabilities); (ii) guaranties of the Merging Corporation; and (iii) other material liabilities and obligations of the Merging Corporation (whether absolute, accrued, contingent or otherwise). The Merging Corporation is current in its payment of debts and performance of obligations.

                  SECTION 3.11. TAXES. The Merging Corporation has filed, within the times and within the manner prescribed by law, all federal and local tax returns and material tax reports which are required to be filed by, or with respect to, the Merging Corporation (including, without limitation, any corporate income and sales tax filings required to be made and/or paid in any jurisdiction where the Merging Corporation is qualified to do business or is otherwise required to make such filings). Such returns reflect accurately all liability for all federal, state and local income, sales, payroll and withholding taxes and other material taxes of the

Merging Corporation for the periods covered thereby, and all amounts shown on such returns and reports as due and payable have been timely paid.

                   SECTION  3.12.  COMPLIANCE  WITH LAWS; LICENSES  AND PERMITS.
(a) The Merging Corporation is in material compliance with all applicable federal, state and other laws, regulations, orders, judgments and decrees ("Requirements of Law"). The Merging Corporation has not been charged with, or threatened with, nor is it under any investigation with respect to, any charge concerning any violation of any Requirement of Law. To the best knowledge of the Merging Corporation, Borta and Davis, neither the ownership nor use by the Merging Corporation of its properties nor the conduct of its business (i) conflicts with the rights of any other person, or (ii) violates or will violate, conflicts or will conflict with, or results or will result in a material breach, default, right to accelerate or loss of rights under, or termination of, any of the terms or provisions of the Merging Corporation's certificate of incorporation or by-laws as presently in effect, or any Material Contract to which the Merging Corporation is a party or by which it or its properties may be bound.

               (b) The Merging Corporation has all material licenses and permits and other governmental certificates, authorizations and approvals (collectively, "Licenses") required by every federal, state and local governmental or regulatory body for the operation of its business and the use of its properties as presently operated or used. Schedule 3.12 contains a true and complete list of the Licenses. All of the licenses are in full force and effect and no action or claim is pending, nor, to the best knowledge of the Merging Corporation, Borta and Davis, is threatened, to revoke or terminate any of the Licenses or declare any License invalid in any material respect.

                  SECTION 3.13. CUSTOMERS. Listed in Schedule 3.13 are the names and addresses of all customers of the Merging Corporation, including all targeted or potential customers which have been the subject of any material marketing or market research activities of the Merging Corporation. Except as disclosed in Schedule 3.13, none of Borta, Davis or the Merging Corporation has received any notice or has any reason to believe that any significant customer of the Merging Corporation has ceased, or will cease, to use the products, equipment, goods or services of the Merging Corporation, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

                 SECTION 3.14 SUPPLIERS. Except as disclosed in Schedule 3.14, none of Borta, Davis or the Merging Corporation has received any notice or has any reason to believe that any significant supplier will not sell raw materials, supplies, merchandise and other goods to the Merging Corporation at any time after the Closing Date on terms and conditions similar to those used in its current sales to the Merging Corporation, subject to general and customer price increases.

                  SECTION 3.15. EMPLOYEES. (a) Schedule 3.15 contains a complete and accurate list of each employee or director of the Merging Corporation, including

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each  employee  on leave of absence or layoff  status,  including  each's  name, employer, job title, current compensation and any change in compensation since January 1, 1993, vacation accrued and service credited for purposes of vesting and eligibility to participate under each employee benefit plan maintained by the Merging Corporation. Except for employees who are parties to employment contracts with the Merging Corporation as set forth in Schedule 3.16, each employee's employment is at will. A true and accurate copy of each employee manual or other document setting forth all employment practices, policies and benefits has been provided to Parent.

                (b) To the best of Borta's, Davis' and the Merging Corporation's knowledge, no employee of the Merging Corporation intends to terminate his employment with the Merging Corporation.

                (c) To the best of Borta's, Davis' and the Merging Corporation's knowledge, no officer, director, agent, employee, consultant, or contractor of the Merging Corporation is bound by any contract (including any confidentiality, non-competition or proprietary rights agreement) that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to
(A) engage in or continue any conduct, activity or practice relating to the business of the Merging Corporation, or (B) assign to the Merging Corporation or to any other person any rights to any invention, improvement or discovery.

                  (d) There are no retired employees or directors of the Merging Corporation that are (or whose dependents are) receiving benefits or are scheduled to receive benefits in the future from the Merging Corporation or under any employee benefit plan maintained by the Merging Corporation.

                SECTION 3.16. EMPLOYEE BENEFITS. Schedule 3.16 contains a true and complete list of all bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, or retirement plan, program, agreement or arrangement maintained by the Merging Corporation with respect to its employees.

                 SECTION 3.17. EMPLOYMENT RELATIONS. The Merging Corporation is in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including labor, civil rights and occupational health and safety laws, and is not engaged in any unfair labor practice. No unfair labor practice complaint against the Merging Corporation is pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Merging Corporation. No union representation question exists respecting the employees of the Merging Corporation. No collective bargaining agreement exists or is currently being negotiated by the Merging Corporation. The Merging Corporation has not experienced any work stoppage or any other labor difficulty during the last three years. Except as set forth on Schedule 3.17, no employees or former employees of the Merging Corporation are currently receiving benefits pursuant to Section 601 et.seq. of ERISA (COBRA).

                  SECTION 3.18. ACCOUNTS RECEIVABLE. Each account receivable of the Merging Corporation arose from sales made in the ordinary course of business in a bona fide arm's-length transaction, has been reflected on the Merging Corporation's books and record, and is represented by a written invoice or other written document that is legal, valid, binding and enforceable against the customer in accordance with its terms and provisions, and reflects all material agreements and understandings with the customer with respect thereto.

                  SECTION 3.19. PROPERTIES. (a) Schedule 3.19 (a) contains a complete and accurate list of all items of machinery, equipment, furniture, fixtures, leasehold improvements and other fixed assets of the Merging Corporation.

                  (b) The assets and properties (real and personal) of the Merging Corporation are in good working order and condition (ordinary wear and tear and retirement excepted), are used or usable in the current conduct of the Merging Corporation's business and constitute all fixed assets necessary for the current conduct of the Merging Corporation's business.

                  (c) Schedule 3.19(b) contains a complete and accurate list of all real property owned by the Merging Corporation and all leases for personal or real property or other interest in real or personal property held by the Merging Corporation. The Merging Corporation has delivered to the Parent true and correct copies of all deeds, leases and other instruments by which the Merging Corporation acquired such real property and interests.

                  (d) The Merging Corporation owns and has good and marketable title to all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own on their books and records. All properties and assets of the Merging Corporation are free and clear of all encumbrances.

                  SECTION 3.20. INSURANCE. Schedule 3.20 hereto sets forth a brief description (showing the policy number, name of carrier, coverage, deductible amounts, terms, expiration date and premium) of all policies of fire, casualty, liability and other insurance owned by or for the benefit of the Merging Corporation (true and complete copies of which have been delivered to Purchaser) and all self-insurance programs maintained for the business of the Merging Corporation. All policies are in full force and effect, are adequate in amount, scope and coverage to protect the Merging Corporation against any material loss of its assets and properties or any interruption in its operations and all premiums due thereon have been paid in full.

                  The Merging Corporation has not received notice of any (or any proposed or contemplated) (i) refusal of coverage or that a defense will be afforded with reservations of rights, or (ii) cancellation or other indication that any insurance policy is no longer in full force or effect, that the insurer is not willing, refuses or is unable to perform its obligations under or does not intend to renew on similar terms and conditions any insurance policy. There are not claims pending by, or proposed for assertion by, the Merging Corporation or any of the Merging Corporation's or a third party's insurance policy.

                  SECTION  3.21.  CERTAIN  INTERESTS.  Except  as  disclosed  in
Schedule 3.21, no officer or director of the Merging Corporation and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

               (i) has any direct or indirect financial interest in any compet itor, supplier or customer of the Merging Corporation, provided, however, that the ownership of securities representing less than five percent of the outstanding voting power of any competitor, supplier customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to a "financial interest" so long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

               (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Merging Corporation uses or has used in the conduct of its business or otherwise; or

               (iii)  has   outstanding   any   indebtedness   to  the   Merging
               Corporation.

Except as disclosed in Schedule 3.21, the Merging Corporation has no material liability or any other obligation of any nature whatsoever to any officer, director or shareholder of the Merging Corporation or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder.

                    SECTION 3.22 INTELLECTUAL PROPERTY. (a) Schedule 3.22 (a)(i) sets forth a true and complete list and a brief description, including a complete identification of each patent or patent application and each registration or application for registration thereof, of all Intellectual Property (as defined below) in and to which the Merging Corporation holds, or has a right to hold, right, title and interest ("Owned Intellectual Property"), and Schedule 3.22 (a)(ii) sets forth a true and complete list and a brief description of all Intellectual Property licensed or sublicensed to the Merging Corporation from an affiliate thereof or from a third party ("Licensed Intellectual Property"). Except as otherwise described in Schedule 3.22 (a)(i) with respect to each registration or patent or application for registration or patent listed in Schedule 3.22 (a)(i) which is held by assignment, the assignment has been duly recorded with the Patent Office or Copyright Office or the State or International Trademark Office from which the original registration or patent issued or before which the application for registration or patent is pending. Except as disclosed in Schedule 3.22 (a)(iii), the rights of the Merging Corporation in or to such Intellectual Property do not conflict with or infringe on the rights of any other person and none of the Sellers or the Merging Corporation has received any claim or written notice from any person to such effect.

                    As used herein, "Intellectual Property" means (i) inventions, whether or not patentable, whether or not reduced to practice, or whether or not yet made the subject of a pending patent application or applications, (ii) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (iii) all national (including U.S.) and multinational statutory invention registrations, patents, patent registrations and patent applications (including reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by multinational treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (iv) trademarks, service marks, trade dress, logos, tradenames and corporate names, including all of the good will associated therewith, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions, (v) copyrights, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (vi) computer software, including, without limitation, source code, object code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (vii) trade secrets and confidential, technical or business information (including ideas, formulas, compositions, inventions and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (viii) whether secret or confidential or not, technology (including know-how and show-how), manufacturing and production processes or techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (ix) copies and tangible embodiments of all of the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (ix) all rights to sue and recover and retain damages and costs and attorney's fees for present and past infringement of any of the Intellectual Property rights hereinabove set out.

                    (b) Except as disclosed in Schedule 3.22(b): (i) all the Owned Intellectual Property is or will be owned by the Merging Corporation, free and clear of any encumbrances and the Merging Corporation has the entire right, title, and interest in and to same and (ii) no actions have been made or asserted or are pending (nor has any such action been threatened) against the Merging Corporation either (A) based upon or challenging or seeking to deny or restrict the use by the Merging Corporation of any of the Owned Intellectual Property or (B) alleging that the business of the Merging Corporation as conducted in the past or as conducted at the date of Closing infringes or otherwise violates the Intellectual Property rights, including patent, trademark, copyright, or trade secret rights, of any third party. The business of the Merging Corporation as conducted in the past and as conducted as of the date hereof does not infringe or otherwise violate the Intellectual Property rights, including patent, trademark, copyright, or trade secret rights of any third party. To the best knowledge of Borta, Davis and the Merging Corporation, no third party person is infringing, violating, or otherwise using, in an unauthorized manner, any Owned Intellectual Property right. Except as disclosed in Schedule 3.22 (b), the Merging Corporation has not granted any license or other right to any other person with respect to the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination of any of the Owned Intellectual Property or Licensed Intellectual Property.

                    (c) With respect to all Licensed Intellectual Property and Owned Intellectual Property, the registered user provisions of all nations requiring such registrations have been complied with.

                    (d) The Merging Corporation has, or has caused to be, delivered to the Parent correct and complete copies of all licenses and sublicenses for Licensed Intellectual Prop erty set forth in Schedule 3.22
(a)(ii) and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

                    (i) such license or sublicense, together with all ancillary documents delivered pursuant to the first sentence of this
                    Section 3.22(d), is legal, valid, binding, enforceable and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

                    (ii) except as otherwise set forth in Schedule 3.22(a)(ii), such license or sublicense will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

                    (iii) except as otherwise disclosed in Schedule 3.22(a)(ii), with respect to each such license or sublicense: (A) none of Borta, Davis or the Merging Corporation has received any notice of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of the Merging Corporation thereunder, (B) none of Borta, Davis or the

                    Merging Corporation has received any notice of a breach or default under such license or sublicense, which breach or default has not been cured, and (C) none of Borta, Davis or the Merging Corporation has granted to any other person any right, adverse or otherwise, under such license or sublicense;

                    (iv) none of the Merging Corporation nor (to the best knowledge of Borta and Davis) any other party to such license or sublicense is in breach or default in any material respect, and, to the best knowledge of Borta, Davis and the Merging Corporation, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceler ation under such license or sublicense;

                    (v) no actions have been made or asserted or are pending (nor, to the best knowledge of the Borta, Davis or the Merging Corporation, has any such action been threatened) against the Merging Corporation either (A) based upon or challenging or seeking to deny or restrict the use by the Merging Corporation of any of the Licensed Intellectual
                    Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any Intellectual Property right, including any patent, trademark, copyright or trade secret right, or any other rights of any Person; and

                    (vi) to the knowledge of the Borta, Davis and the Merging Corporation, no third party person is infringing, violating, or otherwise using in an unauthorized manner Licensed Intellectual Property.

                  (e) Except as set forth in Schedule 3.22(e), none of Borta, Davis or the Merging Corporation are aware of any reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

                  (f) The Intellectual Property set forth in Schedules 3.22(a)(i) and (ii) constitutes all the material Intellectual Property used or held or intended to be used by the Merging Corporation in the business of the Merging Corporation as conducted in the past and at the date of Closing and constitutes all material Intellectual Property necessary in the conduct of the business of the Merging Corporation as conducted in the past and at the date of Closing and there are no other items of Intellectual Property that are material to the Merging Corporation or the business of the Merging Corporation as conducted in the past and at the date of Closing.

                  SECTION 3.23. LITIGATION. Except as set forth on Schedule 3.23, there is no action, suit, proceeding at law or in equity by any person, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending or, to the best knowledge of Borta, Davis or the Merging Corporation, threatened against or affecting the Merging Corporation, the business of the Merging

Corporation or any of the Merging Corporation's properties, assets or rights and none of Borta, Davis or the Merging Corporation knows of any facts or circumstances which would provide a valid basis for any such action or proceeding. None of Borta, Davis or the Merging Corporation are subject to any judgments, orders or decrees entered in any lawsuit or proceeding which relate to the Merging Corporation or the Merging Corporation's business in any way.

                  SECTION 3.24. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Merging Corporation, Borta or Davis.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         OF THE PARENT AND THE PURCHASER

         As an inducement to the Merging Corporation and the Sellers to enter into this Agreement, the Parent and the Purchaser hereby, jointly and severally, represent and warrant to the Merging Corporation and the Sellers as follows:

                  SECTION 4.01 ORGANIZATION, POWERS, ETC. Each of the Parent and the Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct their businesses as they are now being conducted, to own or use the properties and assets that they purport to own or use and to perform all their obligations under their material contracts.

                  SECTION 4.02. AUTHORIZATION, CONFLICTS AND VALIDITY. (a) Each of the Parent and the Purchaser has the full legal right, power and authority to execute and deliver this Agreement and to perform their obligations hereunder. The execution and delivery of this Agreement by the Parent and the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by the Parent and the Purchaser. This Agreement has been duly and validly authorized, executed and delivered by the Parent and the Purchaser and constitutes the legal, valid, and binding obligation of each of the Parent and the Purchaser, enforceable against the Parent and the Purchaser in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of any provision of the Certificate of Incorporation or by-laws of the Parent or the Purchaser, or any reso lution adopted by the board of directors or the stockholders, of the Parent or the Purchaser; (ii) con travene, conflict with, or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any legal requirement or any order to which the Parent or the Purchaser may be subject; or (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by the Parent or the Purchaser.

                  SECTION 4.03. CAPITAL STOCK OF THE PARENT. The authorized capital stock of the Parent consists of 19,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Upon consummation of the transactions contemplated by this Agreement and the surrender of the certificates representing the shares of Merging Corporation Common Stock in accordance with Section 1.08 below, the Sellers will acquire the shares of Parent Common Stock free and clear of all encumbrances and the shares of Parent Common Stock will be fully paid and nonassessable.

                  SECTION 4.04 LITIGATION. Except as set forth on Schedule 4.04, there is no action, suit, proceeding at law or in equity by any person, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending or, to the best knowledge of the Parent and the Purchaser, threatened against or affecting the Parent or the Purchaser, the business of the Parent or the Purchaser or any of the Parent's or the Purchaser's properties, assets or rights and neither the Parent nor the Purchaser knows of any facts or circumstances which would provide a valid basis for any such action or proceeding. Neither the Parent nor the Purchaser is subject to any judgments, orders or decrees entered in any lawsuit or proceeding which relate to the Parent or the Purchaser or the business of either in any way.

                  SECTION 4.05. SEC REPORTS. The Parent has furnished to the Merging Corporation true and complete copies of (i) the Parent's Current Report on Form 8-K, filed May 5, 1995, (ii) the Parent's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1995, and (iii) the Parent's Information Statement, dated March 20, 1995, filed by the Parent with the Securities and Exchange Commission (the "SEC") (such reports and statements being referred to as the "SEC Reports"). As of their respective dates, such SEC Reports did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent has filed all material documents required to be filed by it with the SEC and all such documents complied as to form with the applicable requirements of law.

                  SECTION 4.06. NO SUBSEQUENT EVENTS. Since the date of the most recent SEC Report, to the best of the Parent's knowledge, no event has occurred which would require that the Parent file with the SEC a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended.

                 SECTION 4.07. BROKERS. Except for Bob Orbach, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or the Purchaser. The Parent is solely responsible for the fees and expenses of Mr. Orbach.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01. APPROVAL OF MERGER. (a) The Parent, in its capacity as the sole stockholder of the Purchaser, hereby approves the Merger and the consummation of all of the transactions contemplated by this Agreement.

                  (b) The Sellers, as the owners of all of the issued and outstanding shares of Merging Corporation Common Stock, hereby approve the Merger and the consummation of all of the transactions contemplated by this Agreement.

                  SECTION 5.02. CONDUCT OF BUSINESS PRIOR TO THE CLOSING. (a) The Merging Corporation and the Sellers covenant and agree that between the date hereof and the Effective Time, none of the Sellers nor the Merging Corporation shall conduct the business of the Merging Corporation other than in the ordinary course and consistent with the Merging Corporation's prior practice. Without limiting the generality of the foregoing, the Merging Corporation to (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use its reasonable best efforts to (A) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Merging Corporation and (B) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; and (iv) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of Borta, Davis or the Merging Corporation to be materially untrue or result in a material breach of any covenant made by Borta, Davis or the Merging Corporation in this Agreement.

                  (b) The Merging Corporation and the Sellers covenant and agree that, prior to the Effective Time, without the prior written consent of the Parent, the Merging Corporation shall not do, and none of the Sellers shall cause the Merging Corporation to do, any of the things enumerated in the third sentence of Section 3.07(b) hereof (including, without limitation, clauses (i) through (ix) thereof).

                  SECTION 5.03 ACCESS TO INFORMATION. From the date hereof until the Effective Time, upon reasonable notice, the Merging Corporation shall, and the Merging Corporation shall cause its officers, directors, employees, agents, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Parent reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Merging Corporation and to those officers, directors, employees, agents, accountants and counsel of the Merging Corporation who have any knowledge relating to the Merging

Corporation and (ii) furnish to the officers, employees and authorized agent, accountants, counsel and representatives of the Parent such additional financial and operating data and other information regarding the assets (including, without limitation, any contracts, licenses and patents in effect as of the date hereof and any contracts or licenses being negotiated or entered into between the date hereof and the Closing Date), properties and goodwill of the Merging Corporation (or legible copies thereof) as the Parent may from time to time reasonably request. Following the Closing Date, the Sellers agree to use their best efforts to cause the Auditor to cooperate with the Parent with respect to the reissuance of any and all reports of the Auditor concerning the Merging Corporation, including, but not limited to, in connection with a proposed public offering of securities of the Parent or the Surviving Corporation.

                  SECTION 5.04. CONFIDENTIALITY. The Sellers agree to, and will cause their agents, representatives, affiliates and employees to: (i) treat and hold as confidential (and not disclose or provide access to any person to) all information relating to trade secrets, processes, patent or trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client or consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and any other confidential information with respect to the Merging Corporation and the Surviving Corporation, (ii) in the event that any Seller or any such agent, representative, affiliate or employee becomes legally compelled to disclose any such information, provide the Parent with prompt written notice of such requirement so that the Parent or the Surviving Corporation may seek a protective order or other remedy or waive compliance with this Section 5.04,
(iii) in the event that such protective order or other remedy is not obtained, or the Parent waives compliance with this Section 5.04, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Merging Corporation, the Surviving Corporation or the Parent any and all copies (in whatever form or medium) of all such confidential information then in the possession of any Seller or any of their agents, representatives, affiliates or employees and destroy any and all additional copies then in the possession of such Seller or any of its agents, representatives, affiliates or employees of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Sellers, their agents, representatives, affiliates or employees; provided further that specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. The Sellers agree and acknowledge that remedies at law for any breach of their obligations under this
Section 5.04 are inadequate and that in addition thereto the Parent shall be entitled to seek equitable relief, including injunction and specific performance, the event of any such breach.

                  SECTION 5.05. NOTICES AND CONSENTS. (a) The Merging Corporation and the Sellers shall promptly give such notices to third parties and use its or their reasonable efforts to obtain such third party consents and estoppel certificates as the Parent may reasonably deem neces sary or desirable in connection with the transactions contemplated by this Agreement.

                  (b) The Parent shall cooperate and use all reasonable efforts to assist the Merging Corporation and the Sellers in giving such notices and obtaining such consents and estoppel cer tificates; provided, however, that the Parent shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Parent in its reasonable discretion may deem adverse to the interests of the Parent or the Merging Corporation.

                  (c) Neither the Merging Corporation nor any of the Sellers knows of any reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated hereby will not be received.

                  (d) The Sellers and the Parent agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the Surviving Corporation any material right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Merging Corporation is a party is not obtained prior to the Effective Time, the Sellers will, subsequent to the Effective Time, cooperate with the Parent and the Surviving Corporation in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Sellers will use their reasonable best efforts to provide the Surviving Corporation with the material rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Sellers provide such rights and benefits, the Surviving Corporation shall assume the obligations and burdens thereunder.

                  SECTION 5.06. NOTICE OF DEVELOPMENTS. Prior to the Effective Time, the Merging Corporation and the Parent shall promptly notify each other in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of Borta, Davis, the Merging Corporation, the Parent or the Purchaser in this Agreement or which could have the effect of making any representation or warranty of such parties in this Agreement untrue or incorrect in any respect and (ii) all other material developments affecting the assets, liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Merging Corporation or the Parent.

                  SECTION 5.07. NO SOLICITATION OR NEGOTIATION. The Sellers and the Merging Corporation agree that between the date of this Agreement and the earlier of (i) the Effective Time and (ii) the termination of this Agreement, none of the Sellers nor the Merging Corporation nor any of their respective affiliates, officers, directors, representatives or agents will (a) solicit, initiate, con sider, encourage or accept any other proposals or offers from any person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Merging Corporation or assets of the Merging Corporation, (ii) to enter into any business combination with the Merging Corporation or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Merging Corporation, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other person any information with respect to, or otherwise cooperation in any way, assist or participate in, facilitate or encourage any effort or attempt by any other person to seek to do any of the foregoing. The Merging Corporation and the Sellers immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to any of the foregoing. The Merging Corporation and the Sellers shall notify the Parent promptly if any such proposal or offer, or any inquiry or other contact with any person with respect thereto, is made and shall, in any such notice to the Parent, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. Except as required pursuant to applicable law, the Merging Corporation and the Sellers agree not to, without the prior written consent of the Parent, release any person from, or waive any provision of, any confidentiality or standstill agreement to which any Seller or the Merging Corporation is a party.

                  SECTION 5.08. GOOD FAITH DEPOSIT. Borta acknowledges that pursuant to the Letter of Intent, dated May 31, 1995, among the Purchaser, the Merging Corporation and Borta, the Purchaser has delivered to the Merging Corporation a certified check payable to the Merging Corporation in the amount of $50,000 (the "Good Faith Deposit"). In the event that the transactions contemplated by this Agreement are consummated and the Closing occurs on or prior to August 15, 1995, the Surviving Corporation shall be entitled to retain the Good Faith Deposit as a credit against the funding by the Parent of the working budget of the Surviving Corporation. In the event, however, that (i) the Parent determines in its due diligence review of the Merging Corporation that there exist material differences between the written representations made to the Parent concerning the Merging Corporation and the documentation reviewed by the Parent during such due diligence review, or (ii) the Closing does not occur on or prior to August 15, 1995, then, upon receipt of Parent's written notice to each of the Merging Corporation, Borta and Davis requesting the refund of the Good Faith Deposit, the Merging Corporation shall refund to the Parent, by certified check or wire transfer, the Good Faith Deposit, within ten days of the receipt by such parties of such written notice.

                  SECTION 5.09 "PIGGYBACK" REGISTRATION RIGHTS. If at any time after the Effective Date the Parent proposes to file a registration statement under the Act on Form S-1, Form S-2, Form SB-1, Form SB-2 or Form S-3 (or any successors to those Forms) covering an offering of shares of Parent Common Stock, the Parent shall (each such time, subject to the limitations below) give written notice to each of the Sellers of its intention to do so, and, upon the written request of a Seller given to the Parent within twenty (20) days after the Parent's notice, the Parent shall, subject to the provisions below, include in the registration statement such number of such shares of Parent Common Stock owned by the Seller as such Seller may designate in such Seller's request. If any registration of which a Seller is given notice pursuant to the immediately preceding sentence shall be, in whole or in part, in connection with an underwritten offering of shares of Parent Common Stock, if the managing underwriter or underwriters determine and advise the Parent that the inclusion in the registration statement of all or a portion of a Seller's shares of Parent Common Stock, as requested, would interfere with the successful marketing of the other shares of Parent Common Stock being sold or would adversely affect the pricing for those shares, the Parent shall not be obligated to include such Seller's shares of Parent Common Stock to the extent the inclusion of such shares, in the opinion of such managing underwriter or underwriters, would interfere with the successful marketing of the other shares of Parent Common Stock being sold or the price for those shares of Parent Common Stock. If there is an underwritten offering of the shares of Parent Common Stock, and a Seller has been given the opportunity to exercise the rights conferred by the first sentence of this Section 5.09 but such Seller elects not to sell such Seller's shares of Parent Common Stock to the underwriter or underwriters or is not able to sell all shares as to which the Seller exercised such rights, such Seller shall not sell those shares of Parent Common Stock (i) during the period of distribution of the shares of Parent Common Stock by the underwriter or underwriters and (ii) during any further period that participants in the offering and/or the Parent agree not to sell their shares of Parent Common Stock at the request of the underwriter or underwriters. Notwithstanding the foregoing, the Parent shall not be obligated to include a Seller's shares of Parent Common Stock in a registration statement if at the time of the proposed offering the sale of such Seller's shares of Parent Common Stock could be accomplished pursuant to any exemption from the registration requirements of the Act.

                  SECTION 5.10. FURTHER ACTION. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers, as may be reasonably required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.


                                   ARTICLE VI

                             POST-CLOSING COVENANTS

                  SECTION 6.01. FUNDING OF THE MERGING CORPORATION. (a) The Parent agrees that it shall fund the ongoing operations of the Surviving
Corporation following the Closing in accordance with the Budget Plan (the "Budget Plan") which is being delivered to the Merging Corporation at the Closing, subject to periodic review by the Parent to ensure that the assumptions and projections used in the preparation thereof remain applicable.

                  (b) In the event that following the Closing the Purchaser shall complete a secondary public offering of its capital stock (a "Secondary Offering"), the Purchaser agrees that it shall allocate no less than $2,000,000 of the proceeds of such Secondary Offering to the working capital of the Merging Corporation; provided, however, that such allocation of proceeds to the working capital of the Merging Corporation shall be consistent with the Budget Plan.

                  SECTION 6.02. USE OF "BORTA" NAME. The name "Borta, Inc." will continue to be used by the Surviving Corporation following the Closing. Except in connection with the conduct of the business of the Surviving Corporation, the parties hereto agree that none of the parties hereto nor any person, firm or corporation acting pursuant to its or their authority will, after the Closing, use the name "Borta", or any name deceptively similar to it, for any pecuniary gain; provided, however, that the Parent and the Purchaser agree that if both Borta and Davis cease to be employed by the Parent or the Surviving Corporation, Borta may thereafter use the name "Borta" in connection with any activity which is not related to the Worldwide Multimedia Industry. As used herein, the term "Worldwide Multimedia Industry" means that industry involved in computer graphics, video, film, graphics and audio (individually and in any combination thereof), for use in display on computers, and/or film and video mediums or other distribution mediums now known or hereinafter devised, whether used for entertainment, information or educational purposes.

                  SECTION 6.03. INTELLECTUAL PROPERTY UPDATES. The Surviving Corporation shall deliver to the Parent descriptions and copies of all amendments and updates to the source codes, object codes and protected processes delivered by the Merging Corporation to Parent at the Closing pursuant to
Section 3.22 above promptly following the completion of all such amendments and updates. In addition, the Surviving Corporation shall deliver to the Parent descriptions and copies of all new source codes, object codes and protected processes promptly upon the development or creation thereof by the Merging Corporation or the Sellers, and shall deliver descriptions and copies of any amendments or updates thereto promptly following the completion of such amendents or updates.

                  SECTION 6.04. REPAYMENT OF SBA LOAN. On or prior to October 2, 1995, the Parent shall repay, or shall provide to the Surviving Corporation sufficient funds to enable the Surviving Corporation to repay, the outstanding loan of the Merging Corporation from Community Bank of Northern Virginia, as described on Schedule 3.06 hereto.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

                  Section 7.01. CONDITIONS TO OBLIGATION OF THE MERGING CORPORATION. The obligation of the Merging Corporation to consummate the Merger contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                    (a)   Representations,   Warranties   and   Covenants.   The
                    representations and warranties of the Parent and the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct in all material respects as of such other date, the covenants and agreements contained in this Agreement to be complied with by the Parent and the Purchaser on or before the Closing shall have been complied with in all material respects, and the Merging Corporation shall have received a certificate from the Parent and the Purchaser to such effect signed by a duly authorized officer thereof;

                    (b) Resolutions. The Merging Corporation shall have received
                    (i) a true and complete copy, certified by the President of each of the Parent and the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of each of the Parent and the Purchaser evidencing each such Board of Directors' authorization of the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and (ii) a true and complete copy, certified by the President of the Parent, of the resolutions of the Parent, as the sole stockholder of the Purchaser, approving the Merger and the other transactions contemplated hereby;

                    (c) Incumbency Certificate. The Merging Corporation shall have received a certificate of the Secretary or an Assistant Secretary of each of the Parent and the Purchaser certifying the names and signatures of the officers of the Parent and Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder; and

                    (d) Legal Opinion. The Merging Corporation shall have received from Parker Chapin Flattau & Klimpl, counsel to the Parent and the Purchaser, a legal opinion addressed to the Merging Corporation and dated the Closing Date, substantially in the form of Exhibit 7.01(d).

                    (e) Stock Option Agreements. The Parent shall have executed Stock Option Agreements with each Seller (collectively, the "Stock Option Agreements") in form and substance satisfactory to each Seller, pursuant to which the Parent shall grant to each Seller stock options to purchase shares of Parent Common Stock under the Parent's 1995 Stock Option Plan, subject to the terms and conditions contained in the Stock Option Agreements.

                    (f) Budget Plan. The Parent shall have delivered the Budget Plan to the Merging Corporation
 .
                  Section 7.02. CONDITIONS TO OBLIGATIONS OF THE PARENT AND THE PURCHASER. The obligations of the Parent and the Purchaser to consummate the Merger contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                    (a) Representations, Warranties and Covenants. The representations and warranties of the Merging Corporation, Borta, Davis and the Sellers contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct in all material respects as of such other date, the covenants and agreements contained in this Agreement to be complied with by the Sellers and the Merging Corporation on or before the Closing shall have been complied with in all material respects, and the Parent and the Purchaser shall have received a certificate from the Merging Corporation and the Sellers to such effect signed by the Merging Corporation and each of the Sellers;

                    (b) Resolutions. The Parent and the Purchaser shall have received (i) a true and complete copy, certified by the President of the Merging Corporation, of the resolutions duly and validly adopted by the Board of Directors of the Merging Corporation evidencing such Board of Directors' authorization of the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and (ii) a true and complete copy of the resolutions of the Sellers, as the holders of all of the issued and outstanding shares of Merging Corporation Common Stock, approving the Merger and the other transactions contemplated hereby;

                    (c) Legal Opinions. The Purchaser shall have received from McDermott, Will & Emery, counsel to the Merging Corporation and the Sellers, a legal opinion, addressed to the Parent and the Purchaser and dated the Closing Date, substantially in the form of Exhibit 7.02(c);

                    (d) Consents and Approvals. Except as set forth on any Schedule hereto, the Parent and the Merging Corporation shall have received, each in form and substance reasonably satisfactory to the Parent, all material authorizations, consents, orders and approvals and all third party consents and estoppel certificates listed in Schedule 3.06 hereto;

                    (e) Organizational Documents. The Parent shall have received a copy of (i) the Certificate of Incorporation, as amended, of the Merging Corporation, certified by the Secretary of State of Virginia as of a date not earlier than five business days prior to the Closing Date and accompanied by a certificate of the Secretary or an Assistant Secretary of the Merging Corporation, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation since such date, and (ii) the

                    By-laws  of  the  Merging  Corporation,   certified  by  the
                    Secretary   or  an   Assistant   Secretary  of  the  Merging
                    Corporation;

                    (f) Minute Books. The Parent shall have received a copy of the minute books of the Merging Corporation, certified by its Secretary or an Assistant Secretary as of the Closing Date;

                    (g) Good Standing; Qualification to Do Business. The Parent shall have received a good standing certificate for the Merging Corporation from the Secretary of State of Virginia and from the Secretary of State in each other jurisdiction in which the properties owned or leased by the Merging Corporation, or the operation of the business of the Merging Corporation in such jurisdiction, requires the Merging Corporation to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than five business days prior to the Closing Date and accompanied by bring-down telegrams dated the Closing Date;

                    (h) Audited Financial Statements; Balance Sheet and Statement of Income Entries. (i) The Parent shall have received the Audited Financial Statements, and (ii) the percentage of variation, if any, between any balance sheet or statement of income entry set forth in the Audited Financial Statements as at May 31, 1995 and the corresponding balance sheet or statement of income entry set forth in the Unaudited Financial Statements as at May 31, 1995, does not exceed 5%; and

                    (i) Intellectual Property. The Parent shall have received copies of all source codes, object codes and protected processes referred to in Schedules 3.22(a)(i) and 3.22(a)(ii).

                    (j) No Material Adverse Effect. No event or events shall have occurred between the date hereof and the Closing Date which, individually or in the aggregate, have, or are reasonably likely to have, a material adverse effect on the Merging Corporation or the Merging Corporation's business.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  SECTION 8.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement, and all statements contained in this Agreement or any Exhibit or Schedule or any certificate, Financial Statement or report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby

(collectively, the "Acquisition Documents"), shall survive the Closing for the time periods as prescribed by the applicable statute of limitations. Neither the period of survival nor the liability of any party with respect to such party's representations and warranties shall be reduced by any investigation made at any time by or on behalf of any party. If written notice of a claim has been given prior to the expiration of the applicable statute of limitation by a party in whose favor such representations and warranties have been made to the party that made such representations and war ranties, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved.

                  SECTION 8.02 INDEMNIFICATION BY BORTA AND DAVIS. Except as otherwise limited by this Article, the Parent, the Purchaser and its affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Borta and Davis, jointly and severally, for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (hereinafter a "Purchaser's Loss"), arising out of or resulting from:

               (i) the breach of any representation or warranty made by the Merging Corporation, Borta, Davis or the Sellers (jointly or severally) contained herein or in any document delivered by the the Merging Corporation, Borta, Davis or the Sellers pursuant to this Agreement or the transactions contemplated hereby; or

               (ii) the breach of any covenant or agreement by the Merging Corporation or the Sellers (jointly or severally), or the breach of any covenant or agreement to be performed prior to the Closing by the Merging Corporation or the Sellers contained herein; or

               (iii) liabilities of the Merging Corporation not reflected on the Financial Statements and not otherwise scheduled, whether arising before or after the Effective Time, arising from or relating to the ownership or activities of the Merging Corporation or the conduct of the business of the Merging Corporation through the Effective Time; or


               (iv) any and all Purchaser's Losses suffered or incurred by the Parent, the Purchaser or the Surviving Corporation by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation occurring or existing on or prior to the Effective Time.

              To the extent that a court of competent jurisdiction may refuse to enforce all or any part of Borta's or Davis' undertakings set forth in this
Section 8.02, such party shall contribute the maximum amount of that it is permitted to contribute.

                  SECTION 8.03. INDEMNIFICATION BY PARENT. Except as otherwise limited by this Article, the Merging Corporation, the Sellers and their respective affiliates, employees, agents, successors and assigns shall be indemnified and held harmless by the Parent for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments, and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (hereinafter a "Sellers Loss") arising out of or resulting from:

                    (i) the breach of any representation or warranty by the Parent or the Purchaser contained herein or in any document delivered by the Parent or the Purchaser pursuant to this Agreement or the transactions contemplated hereby; or

                    (ii) the breach of any covenant or agreement by the Parent or the Purchaser (jointly or severally), or the breach of any covenant or agreement to be performed by the Parent or the Purchaser contained herein.



                  SECTION 8.04. GENERAL INDEMNIFICATION PROVISIONS. (a) For the purposes of this Agreement, the term "Indemnitee" shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 8.02 or Section 8.03, as the case may be, the term "Indemnitor" shall refer to the Person or Persons having the obligation to indemnify pursuant to such provisions and "Losses" shall refer to the Sellers' Losses or the Purchaser's Losses, as the case may be.


                    (b) An Indemnitee shall give, within fifteen calendar days, the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Indemnitor under this Article with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor notice of such Third Party Claim within ten calendar days (provided, however, that failure to give such notice shall not preclude indemnification under this Article VII unless there is actual prejudice to the rights of the Indemnitor) and shall permit the Indemnitor, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its expense. If, however, the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against any Losses that may result from such Third Party Claims (subject to the limitations set forth herein), then the Indemnitor shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnitee within five calendar days; provided, however, if the Indemnitee shall determine that its interests conflict with those of the Indemnitor, the Indemnitee shall be entitled to be represented at the Indemnitee's expense by separate counsel of its choice and to participate in the defense of any such Third Party Claim. In the event the Indemnitor exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in the Indemnitee's possession or under the Indemnitee's control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indi rectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to the Indemnitee, at the Indemnitor's expense, all such witnesses, records, materials and information in the Indemnitor's possession or under the Indemnitor's control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim, except the settlement thereof that involves the payment of money only and for which the Indemnitee is released by the third party claimant and is totally indemnified by the Indemnitor, may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld; provided, however, that if a Third Party Claim is brought that relates in part to matters for which indemnification pursuant to this Agreement may be available and in part to matters for which such indemnification may not be available, a party may settle any segregable portion of such Third Party Claim as to which such indemnification may not be available. Similarly, no Third Party Claims that is being defended in good faith by the Indemnitor shall be settled by the Indemnitee without the written consent of the Indemnitor; provided, however, that, if a Third Party Claim is brought that relates in part to matters for which indemnification pursuant to this Agreement may be available and in part to matters for which such indemnification may not be available, a party may settle any segregable portion of such Third Party Claim s to which such indemnification may not be available.


                                   ARTICLE IX

                             TERMINATION AND WAIVER

                 SECTION 9.01 TERMINATION. This Agreement may by terminated at any time prior to the Closing: (i) by the mutual written consent of each of the Parent, the Merging Corporation, Borta and Davis or (ii) by the Parent, the Merging Corporation or any of the Sellers in the event that the Closing does not occur by September 30, 1995.


                 SECTION 9.02 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (i) for the obligation of the Merging Corporation to refund the Good Faith Deposit as set forth in Section 5.08 and (ii) that nothing herein shall relieve either party from liability for any breach of this Agreement.

                  SECTION 9.03. WAIVER. The Parent may (a) extend the time for the perfor mance of any of the obligations or other acts of the Merging Corporation or the Sellers, (b) waive any inaccuracies in the representations and warranties of the Merging Corporation or the Sellers contained herein or in any document delivered by the Merging Corporation or the Sellers pursuant hereto or (c) waive compliance with any of the agreements or conditions of the Merging Corporation or the Sellers contained herein. The Merging Corporation or the Sellers may (a) extend the time for performance of any of the obligations or other acts of the Parent or the Purchaser, (b) waive any inaccuracies in the representations and warranties of the Parent or the Purchaser contained herein or in any document delivered by the Parent or the Purchaser pursuant hereto or (c) waive compliance with any of the agreements or conditions of the Parent or the Purchaser contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                    ARTICLE X

                               GENERAL PROVISIONS

                  SECTION 10.01 EXPENSES. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

                  SECTION 10.02 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                     if to the Merging Corporation or the Sellers:

                     Mr. Ron Borta
                     Borta, Inc.
                     100 Carpenter Drive
                     Suite 206
                     Sterling, Virginia 20164

                     with a copy to:

                       McDermott, Will & Emery
                       2049 Century Park East
                       Los Angeles, CA 90067-3208
                       Attention: Margaret G. Graf,  Esq.

                       if to the Parent or the Purchaser:

                       Aristo International Corporation
                       152 West 57th Street
                       New York, New York
                       Attention: Mouli Cohen, President

                       with a copy to:

                       Parker Chapin Flattau & Klimpl, LLP
                       1211 Avenue of the Americas
                       New York, New York 10036
                       Attention: Henry Rothman, Esq.

                 SECTION 10.03. PUBLIC ANNOUNCEMENTS. No party to this Agreement shall make, or cause to be made, any press release or public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the Parent and the Purchaser, in the case of the Merging Corporation and the Sellers, or the Merging Corporation and the Sellers, in the case of the Parent and the Purchaser. The parties shall cooperate as to the timing and contents of any such press release or public announcement.

                  SECTION 10.04. HEADINGS AND INTERPRETATION. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. As used herein, unless the context indicates otherwise, the conjunctive includes the disjunctive, and the disjunctive includes the conjunctive. As used herein, unless the context indicates otherwise, the singular includes the plural and the plural includes the singular.

                   SECTION 10.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 10.06. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Merging Corporation, the Sellers and the Parent with respect to the subject matter hereof.

                  SECTION 10.07. ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise without the express written consent of Borta and the Parent (which consent may be granted or withheld in the sole discretion of Borta or the Parent); provided, however, that the Parent may assign this Agreement to an affiliate of the Parent or the Purchaser with the prior written consent of Borta, which consent shall not be unreasonably withheld.

                  SECTION 10.08. NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 10.09. AMENDMENT. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each Seller and the Parent or (b) by a waiver in accordance with Section 9.03.

                 SECTION 10.10. "PERSON" DEFINED. As used herein, "person" shall mean and include any individual, partnership, joint venture, corporation, trust, unincorporated organization, and government or other department or agency thereof.

                SECTION 10.11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York.

                SECTION 10.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 SECTION 10.13. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

              IN WITNESS WHEREOF, each of the Sellers has executed, and each of the Parent, the Purchaser and the Merging Corporation has caused this Agreement to be executed, as of the date first written above.


    MERGING CORPORATION:                PARENT:
    BORTA, INC.                         ARISTO INTERNATIONAL
                                        CORPORATION


    By:_________________                By:_________________
       Ron Borta                            Mouli Cohen
       President                            Chairman and Chief Executive Officer




     PURCHASER:                         SELLERS:

     BAIC ACQUISITION CORP.             /s/ Ron Borta
                                        ----------------------
                                        Ron Borta


                                        /s/  Leslie Davis
     By: /s/ Mouli Cohen                ----------------------
        ----------------------          Leslie Davis
        Mouli Cohen
        Chairman and Chief
        Executive Officer               /s/  David A. Brain, Sr.
                                        ----------------------
                                        David A. Brain, Sr.


                                        /s/  Gregory M. Vaitekunas
                                        ----------------------
                                        Gregory M. Vaitekunas


                                        /s/  Asher Kaufman
                                        ---------------------
                                        Asher Kaufman


                                        /s/  Kimberly Haun
                                        ----------------------
                                        Kimberly Haun

                                        /s/  Nolan Bushnell
                                        ----------------------
                                        Nolan Bushnell


                                        /s/  Ann Davis
                                        ----------------------
                                        Ann Davis